Exhibit 99.2

Spherix Announces Pricing of Underwritten Public Offering of Common Stock

NEW YORK, NY, August 3, 2016 — Spherix Incorporated (“Spherix”) (NASDAQ: SPEX) –an intellectual property development company committed to the fostering and monetization of intellectual property, today announced the pricing of a firm commitment underwritten public offering of up to 1,592,357 shares of its common stock at a fixed price to the public of $1.57. The gross proceeds to Spherix from this offering are expected to be $2,500,000, before deducting the underwriting discount and other estimated offering expenses payable by the Company.  The offering is expected to close on or about August 8, 2016, subject to customary closing conditions. In addition, Spherix has granted the representative of the underwriters a 30-day option to purchase up to 231,350 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

Laidlaw & Company (UK) Ltd. is the sole book-running manager for the underwritten offering.

Spherix intends to use the net proceeds from this offering for working capital and general corporate purposes.

A shelf registration statement on Form S-3 relating to the securities was filed with the Securities and Exchange Commission and is effective. A final prospectus supplement and related prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s web site at http://www.sec.gov. Electronic copies of the final prospectus supplement and related prospectus relating to the offering, when available, may be obtained from the offices of Laidlaw & Company (UK) Ltd., 546 Fifth Avenue, 5th Floor, New York, NY, 10036, telephone: 212-953-4900 or by email at syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Spherix

Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Spherix has acquired over 100 patents from Rockstar Consortium Inc., and several hundred patents issued to Harris Corporation, covering a variety of methods and components involved in switching, routing, networking, optical and telephone technologies, as well as in the wireless communications and telecommunication sectors.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations Contact:

Hayden IR, LLC

Brett Mass

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com

Spherix Contact:

Phone: (703) 992-9325

Email: info@spherix.com

www.spherix.com